Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98933 of Cendant Corporation on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
New York, New York
June 28, 2004

11